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              SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                        ------------
                          FORM 8-A
                        ------------

        For Registration of Certain Classes of Securities
            Pursuant to Section 12(b) or 12(g) of the
                 Securities Exchange Act of 1934

JOHN DEERE CAPITAL CORPORATION
     (Exact name of registrant as specified in its charter)

            Delaware                             36-2386361
(State of Incorporation or Organization)       (I.R.S. Employer
                                              Identification No.)

        1 East First Street
              Suite 600
            Reno, Nevada                            89501
(Address of Principal Executive Offices)          (Zip Code)

If this form relates to the        If this form relates to the
registration of a class of         registration of a class of
securities pursuant to Section     securities pursuant to Section
12(b) of the Exchange Act and      12(g) of the Exchange Act and
is effective pursuant to           is effective pursuant to
General Instruction A.(c),         General Instruction A.(d),
please check the following         please check the following
box. [X]                           box. [  ]


           Securities to be registered pursuant to
                 Section 12(b) of the Act:

  Title of Each Class         Name of Each Exchange on Which
  to be so Registered         Each Class is to be Registered
  -------------------         ------------------------------
   6% Notes due 2009             New York Stock Exchange



           Securities to be registered pursuant to
                 Section 12(g) of the Act:

                            None
                      (Title of Class)

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

Item 1.    Description of Registrant's Securities to be
           Registered.

    A description of the Registrant's 6% Notes due February 15, 2009 to be registered hereby is contained on pages S-3 through S-4 of the Prospectus Supplement and pages 6 through 19, inclusive, of the Prospectus, each dated as of February 22, 1999, which are filed with the Commission under Rule 424 as a supplement to the Registrant's registration statement on Form S-3 (No. 333-68355), and such description is incorporated herein by this reference.


Item 2.    Exhibits

No.  Document

1 The Indenture, dated as of March 15, 1997, between the Registrant and The Chase Manhattan Bank, Trustee with respect to the 6% Notes due February 15, 2009, was filed with the Commission as Exhibit 4.1 to registration statement on Form S-3 (No. 333-68355) and is incorporated herein by this reference.


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


                          SIGNATURE


    Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                JOHN DEERE CAPITAL CORPORATION



Date:  June 04, 2001           By: /s/ James R. Jabanoski
                               -------------------------
                                James R. Jabanoski
                                Treasurer


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